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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 14, 1999
                                                ---------------------------


                              COMPUWARE CORPORATION
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             (Exact name of registrant as specified in its charter)

        Michigan                      000-20900               38-2007430
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(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)                File Number)         Identification No.)



31440 Northwestern Highway, Farmington Hills, Michigan        48334-2564
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code        (248) 737-7300
                                                  --------------------------

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ITEM 5.    OTHER EVENTS

           On July 14, 1999, Compuware Corporation ("Compuware") entered into an Agreement and Plan of Merger (the "Agreement") among Compuware, Viasoft, Inc. ("Viasoft") and CV Acquisition, Inc. ("Merger Sub"). Merger Sub is a wholly-owned subsidiary of Compuware.

           Under the terms of the Agreement, Compuware caused Merger Sub to tender for all of the 17,906,636 outstanding shares of Viasoft common stock, at an offer price of $9.00 per share in cash.

           On August 3, 1999, the U.S. Department of Justice requested additional information in connection with its review of the proposed acquisition of Viasoft by Compuware and Merger Sub.

           On August 19, 1999, Merger Sub extended its offer for the shares of Viasoft so that it will expire at 12:00 Midnight, Eastern Time, on Monday, September 20, 1999.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  Exhibits.

           1. Agreement and Plan of Merger, dated July 14, 1999, among Compuware Corporation, CV Acquisition, Inc. and Viasoft, Inc.*

           2. Text of Joint Press Release by Compuware and Viasoft dated July 15, 1999.*

           3.      Text of Press Release by Compuware dated August 19, 1999.


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* Incorporated by reference to Schedule 14D-1, filed July 22, 1999, by Compuware
Corporation (SEC File No. 005-46367).





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 8, 1999                     COMPUWARE CORPORATION
                                             BY: /s/ Thomas Costello, Jr.
                                                 ------------------------
                                                 Vice President,
                                                 General Counsel and Secretary


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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------


      1. Agreement and Plan of Merger, dated July 14, 1999, among Compuware Corporation, CV Acquisition, Inc. and Viasoft, Inc.*

      2. Text of Joint Press Release by Compuware and Viasoft dated July 15, 1999.*

      3.    Text of Press Release by Compuware dated August 19, 1999.


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* Incorporated by reference to Schedule 14D-1, filed July 22, 1999, by Compuware
Corporation (SEC File No. 005-46367).